Exhibit 5.1

TULCHINSKY-STERN & Co., LAW OFFICES

14 ABBA-HILLEL ROAD, RAMAT-GAN 52506

TEL. 972-3-7519181, FAX. 972-3-7511127

E-MAIL: tel@tslaw.co.il

5 HAFZADI ST., JERUSALEM 95464

TEL. 972-2-6511919, FAX. 972-2-6513133

E-Mail: jer@tslaw.co.il

December 20, 2005

Teva Pharmaceutical Industries Limited

Teva Pharmaceutical Finance Company, LLC

Teva Pharmaceutical Finance III, LLC

Teva Pharmaceutical Finance Company B.V.

c/o Teva Pharmaceutical Industries Limited

5 Basel Street

P.O. Box 3190

Petach Tikva 49131 Israel

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel for Teva Pharmaceutical Industries Limited, an Israeli corporation (“Teva”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form F-3 (the “Registration Statement”) by Teva, Teva Pharmaceutical Finance Company, LLC (“Teva Finance Company LLC”), a Delaware limited liability company, Teva Pharmaceutical Finance III, LLC, a Delware limited liability company (“Teva Finance III LLC” and, together with Teva Finance Company LLC, the “LLCs”) and Teva Pharmaceutical Finance B.V. (“Teva Finance BV”), a Netherlands Antilles limited liability company (together with the LLCs, the “Finance Subsidiaries”). The Registration Statement is filed for the registration of the sale from time to time of:

(A)

by Teva, (i) American Depositary Shares (“ADSs”), each representing one ordinary share, par value NIS 0.10 per share, of Teva (the “Ordinary Shares”) and evidenced by American Depositary Receipts (the “ADRs”); (ii) senior debt securities (the “Teva Senior Debt Securities”), which may be issued pursuant to an indenture (the “Teva Senior Indenture”) to be executed by Teva and The Bank of New York; and subordinated debt securities (the “Teva Subordinated Debt Securities” and, together with the Teva Senior Debt Securities, the “Teva Debt Securities”), which may be issued pursuant to an indenture (the “Teva Subordinated Indenture” and, together with the Teva Senior Indenture, the “Teva Indentures”) to be executed by Teva and The Bank of New York;

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(iii) warrants (the “Warrants”) to purchase debt or equity securities of Teva, debt securities of the Finance Subsidiaries or securities of other parties or other rights; (iv) purchase contracts (the “Purchase Contracts”) for the purchase or sale of Teva’s securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above; and (v) units (the “Units”) consisting of one or more Purchase Contracts, Warrants, debt securities, ADSs, Ordinary Shares, other debt securities or any combination of such securities; and

(B)	by each of the Finance Subsidiaries, (i) senior debt securities (the “Subsidiary Senior Debt Securities”), guaranteed by Teva, which may be issued pursuant to an indenture (each, a “Subsidiary Senior Indenture”) to be executed by the applicable Subsidiary, Teva and The Bank of New York; and (ii) subordinated debt securities (the “Subsidiary Subordinated Debt Securities,” and together with the Subsidiary Senior Debt Securities, the “Subsidiary Debt Securities”), guaranteed by Teva, which may be issued pursuant to an indenture (each, a “Subsidiary Subordinated Indenture,” and together with the Subsidiary Senior Indentures, the “Subsidiary Indentures”) to be executed by the applicable Finance Subsidiary, Teva and The Bank of New York.

For purposes of the opinions hereinafter expressed, we have examined originals or copies, certified and otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of Teva and upon certificates of public officials. We have also considered such questions of Israeli law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

In making the examination described above, we have assumed the genuineness of all signatures, the capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such documents.

In connection with the opinions as to enforceability expressed below, such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

In connection with all of the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of

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Teva shall have duly established and authorized the terms of such security and the related indentures and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by Teva with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the relevant Company, or any restriction imposed by any court or governmental body having jurisdiction over Teva. We have also assumed that the Teva Indentures and the Subsidiary Indentures are in the form referenced in the Registration Statement.

Based on and subject to the foregoing, we are of the opinion that:

1)	The Amended and Restated Deposit Agreement, dated as of October 18, 2005, among Teva, The Bank of New York as depositary and the holders of ADRs issued thereunder (the “Deposit Agreement”) has been duly authorized, executed and delivered by Teva.

2)	When the Ordinary Shares are issued in accordance with the assumptions above, such Ordinary Shares will be validly issued, fully paid and non-assessable.

3)	When the Teva Indentures have been duly authorized, executed and delivered by the parties thereto in accordance with applicable law, and when the specific terms of a particular series of Teva Debt Securities have been duly authorized and established in accordance with the relevant Teva Indenture and such Teva Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the relevant Teva Indenture and any applicable underwriting or other agreement, such Teva Debt Securities will constitute valid and binding obligations of Teva, enforceable against Teva in accordance with their terms.

4)	When the Subsidiary Indentures have been duly authorized, executed and delivered by the parties thereto (including Teva as guarantor) in accordance with applicable law, and when the specific terms of a particular series of Subsidiary Debt Securities have been duly authorized and established in accordance with the relevant Subsidiary Indenture and such Subsidiary Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the relevant Subsidiary Indenture and any applicable underwriting or other agreement, Teva’s guarantee under each Subsidiary Indenture with respect to such Subsidiary Debt Securities will constitute valid and binding obligations of Teva, enforceable against Teva in accordance with its terms.

5)

Under the choice of law or conflicts of law doctrines of Israel, a court, tribunal or other competent authority sitting in Israel has discretion, but should apply to any claim or controversy arising under a Teva Indenture, Subsidiary Indenture or the Deposit Agreement the law of the State of New York, which is the local law governing the Teva Indentures, Subsidiary Indentures and the

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Deposit Agreement, designated therein by the parties thereto, provided there are no reasons for declaring such designation void on the grounds of public policy or as being contrary to Israeli law.

The opinions expressed herein are limited to matters governed by the laws of the State of Israel, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

This opinion is being delivered to you solely for your information in connection with the above matter. This letter addresses matters only as of the date hereof, may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Very truly yours,

/s/    Tulchinsky-Stern & Co. Law Offices

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